                   EXHIBIT 10.17

SAREPTA THERAPEUTICS, INC.

2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant:  [Name of Participant]

Address:

The above-named Participant (the “Participant”) has been granted the number of restricted stock units (the “RSUs”) set forth below giving the Participant the conditional right to receive, without payment therefor, one share of Common Stock of Sarepta Therapeutics, Inc. (the “Company”) with respect to each RSU forming part of the award, pursuant and subject to the terms and conditions of the Amended and Restated 2011 Equity Incentive Plan (the “Plan”) and this Restricted Stock Unit Award Agreement, including this Notice of Restricted Stock Unit Grant (the “Notice of Grant”) and the Terms and Conditions of Restricted Stock Unit Grant attached hereto as Exhibit A, (this “Agreement”), as follows:

Date of Grant

Vesting Commencement Date
Number of RSUs

Vesting Schedule

Subject to the terms and conditions of the Plan and this Agreement, the RSUs will vest, in accordance with the following vesting schedule, with the number of RSUs that vest on the first vesting date being rounded up to the nearest whole share, the number of RSUs that vest on any subsequent vesting date being rounded down to the nearest whole share and 100% of the RSUs becoming vested on the final vesting date:

[INSERT VESTING SCHEDULE]

Notwithstanding the foregoing, in the event the Participant’s relationship with the Company as a Service Provider terminates as a result of the Service Provider’s death, 100% of the RSUs will vest as of the date of such death.

Agreements and Acknowledgements

The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated above.

Further, the Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature Page to Follow]

PARTICIPANT:	SAREPTA THERAPEUTICS, INC.

Signature	By

Print Name	Title

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.Grant of Restricted Stock Units. The Company hereby grants to the Participant the number of RSUs set forth in the Notice of Grant that forms a part of this Agreement giving the Participant the conditional right to receive, without payment therefor, one share of Common Stock with respect to each RSU forming part of the award pursuant and subject to the terms and conditions of the Plan and this Agreement.

2.Vesting Schedule.  Unless earlier terminated, forfeited, relinquished or expired and subject to the Participant’s continuous relationship with the Company as a Service Provider from the Date of Grant through each applicable vesting date, the RSUs will vest in accordance with the vesting provisions set forth in the Notice of Grant.

3.Company’s Obligation to Pay. Subject to Section 4 below, the Company shall, as soon as practicable upon the vesting of any portion of the RSUs awarded hereunder (but in no event later than 30 days following the date on which such RSUs vest), effect delivery of the Shares with respect to such vested RSUs to the Participant (or, in the event of the Participant’s the Beneficiary (as defined below)).

4.Forfeiture upon Termination of Relationship with Company as a Service Provider; Death of Participant.

(a)Except as otherwise provided in any employment or change of control or similar individual agreement between the Company and the Participant, upon the termination of the Participant’s relationship with the Company as a Service Provider for any reason other than the death of the Participant, any then outstanding and unvested RSUs will be automatically and immediately forfeited.

(b)In the event the Participant’s relationship with the Company as a Service Provider terminates as a result of the Service Provider’s death, 100% of the RSUs will vest as of the date of such death.

5.Death of Participant. Any delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Participant and not subsequently revoked, or if there is no such designated beneficiary, by the executor or administrator of the Participant’s estate (in each case, the “Beneficiary”). Any delivery under this Agreement to a Beneficiary will be subject to the Company receiving appropriate proof of the right of the Beneficiary to receive such distribution or delivery, as the case may be, as determined by the Administrator.

6.Withholding of Taxes. The vesting of the RSUs awarded hereunder will give rise to “wages” subject to withholding.  The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon vesting of the RSUs, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld. No Shares will be transferred pursuant to the vesting of the RSUs unless and until the Participant has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Administrator with respect to such taxes.  The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.

7.Rights as Shareholder.  Until the RSUs vest and the Shares underlying such vested RSUs are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the RSUs. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15(a) of the Plan.

8.No Guarantee of Continued Service. Neither the grant of the RSUs, nor the issuance of Shares upon the vesting of any portion of the RSUs, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her employment or service at any time.

9.Grant is Not Transferable. This award of RSUs may not be transferred except as expressly permitted under Section 5 of this Agreement or Section 14 of the Plan.

10.Additional Conditions to Issuance of Shares. The Company will not be obligated to deliver any Shares under this Agreement until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions in this Agreement have been satisfied or waived.  The Company may require, as a condition to the delivery of Shares under this Agreement or the vesting of such Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law.

11. Provisions of the Plan.  This Agreement is subject in its entirety to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant.  By accepting, or being deemed to have accepted, all or any part of the RSUs, the Participant agrees to be bound by the terms of the Plan and this Agreement.

12.Recoupment Policy; Stock Ownership Guidelines.  This award of RSUs and any Shares issued pursuant to this Agreement will be subject to the Company’s Recoupment Policy and its Stock Ownership Guidelines, where applicable.

13.Electronic Delivery. The Company may decide to deliver any documents related to the RSUs awarded hereunder or future awards of  restricted stock units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 7, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

15.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

16.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

17.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered.  The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Administrator may at any time or times amend this Agreement for any purpose which may at the time be permitted by law; provided, however, that except as otherwise expressly provided herein or in the Plan the Administrator may not, without the Participant’s consent, alter the terms of this Agreement so as to affect materially and adversely the Participant’s rights under this Agreement. This Agreement and the award of RSUs hereunder is intended to be exempt from Section 409A of the Code.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of

Participant, to comply with Section 409A of the Code, or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this award of RSUs.

18.Limitation on Liability.  Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to the Participant or to any Beneficiary by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of this award of RSUs to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to this award of RSUs.

19.Governing Law. This Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this award of RSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this award of RSUs is made and/or to be performed.